                                                                    EXHIBIT 10.7

Agreement dated on December 1, 2003 for the Sale and Purchase and Subscription of Shares in Epro Telecom Holdings Limited


                                 AGREEMENT AMONG

(1)  PACIFICNET COMMUNICATIONS LIMITED (THE "PURCHASER"),
(2)  EPRO TELECOM HOLDINGS LIMITED (THE "COMPANY"),
(3)  EMIL INTERNATIONAL (HOLDINGS) LIMITED (THE "VENDOR"), AND
(4) WONG WAI HON (TELLY), LING CHIU YUM (VINCENT), WONG KEE SZE (PETER), CHANG MEN YEE (CAROL) (THE "WARRANTORS")

           FOR THE SUBSCRIPTION OF AND SALE AND PURCHASE OF SHARES IN
                          EPRO TELECOM HOLDINGS LIMITED
                  --------------------------------------------


THIS AGREEMENT is made the 1st day of December, 2003.

AMONG:

(1) PACIFICNET COMMUNICATIONS LIMITED (CHINESE COMPANY NAME) a company incorporated under the laws of the Hong Kong, whose principal place of business is at Room 2710, Hong Kong Plaza, 188 Connaught Road West, Hong Kong. (hereafter referred as the "PURCHASER"). The Purchaser is a wholly owned subsidiary of PacificNet Inc. ("PACT"), a company incorporated under the laws of the State of Delaware in the United States of America whose principal office is situate at 860 Blue Gentian Road, Suite 360, Eagan, MN 55121-1575, the United States of America, the shares of which are listed on the NASDAQ stock exchange in the United States of America under the trading symbol of "PACT".

(2) EPRO TELECOM HOLDINGS LIMITED, (Chinese Company Name) a company incorporated in the Hong Kong Special Administrative Region of the People's Republic of China and having its registered office at room 601-603, New Bright Building, 11 Sheung Yuet Road, Kowloon, Hong Kong. (hereinafter referred to as the "COMPANY");

(3) EMIL INTERNATIONAL (HOLDINGS) LIMITED, a company incorporated under the laws of the Hong Kong Special Administrative Region of the People's Republic of China whose principal place of business is 601-603 New Bright Building, 11 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong (hereinafter referred to as the "VENDOR");

(4) WONG WAI HON (TELLY), LING CHIU YUM (VINCENT), WONG KEE SZE (PETER), CHANG MEN YEE (CAROL), whose principal place of business is at 601-603 New Bright Building, 11 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong (hereinafter jointly referred to as the "WARRANTORS");


WHEREAS:


A. The Company is a private company incorporated under the laws of the Hong Kong with Company Registration Number: 288081 and has its registered office is at 601-603 New Bright Building, 11 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong.

B. The Company has an authorized share capital of HKD$12,000,000 divided into 12,000,000 ordinary shares of HKD$1.00 each, of which 11,633,986 shares, representing the entire issued share capital of the Company (the "SHARE") have been issued and are fully paid, and are beneficially owned by the Vendor as set out in Part I of
            Schedule 1.

C. The Company, directly and indirectly through its subsidiaries and affiliates and through its various legal ownership agreements and contractual arrangements with its subsidiaries and affiliates in Hong Kong and the PRC ("eprotel Subsidiaries"), is engaged in the business of provision of value-added telecom services (VAS), call center and customer relationship management (CRM) services for Hong Kong and PRC's telecom operators, banks, insurance, and other financial services companies, mobile marketing and promotion services, call center training, management and consulting services, call center software, IVR systems, mobile payment and mobile point of sale (POS) solutions, internet e-commerce and mobile commerce, mobile applications based on short messaging services (SMS), multimedia messaging services (MMS), outsourced telemarketing and customer support services, and other mobile value-added services
            (VAS) in the PRC, and owns the web site WWW.EPROTEL.COM.HK :
            The scope of business of the Company includes:
            o provision of value added telecom services including Call Center, telemarketing, wireless communications, mobile applications, paging, roaming, short messaging services (SMS), multi-media messaging services (MMS), Voice Over IP (VoIP) in the abovementioned regions;
            o provision of outsourcing services including customer support, loyalty program, customer care services, telemarketing, data-entry, data processing, secretarial, call answering services in the abovementioned regions;
            o provision of e-commerce and mobile commerce (m-commerce) in the abovementioned regions;
            o reseller, distributor, value added reseller (VAR), and service agents for telecom services in the abovementioned regions;
            o   database marketing, data mining related services;
            o research and development of software applications, hardware systems, and solutions related to call center, IVR, telecom and CRM services,
            o provision of all relevant technical consultancy and services, (the "BUSINESS");

D. The Vendor agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Vendor the Sale Shares; and in addition the Company agrees to issue to the Purchaser, and the Purchaser agrees to subscribe from the Company the Subscription Shares (details of which are set out in Part II of Schedule 1), all upon the terms and subject to the conditions set forth herein.

E. The Purchaser requires the WARRANTORS, who are the ultimate beneficiary owners of The Vendor, to give such representations, warranties, covenants and undertakings as are set out herein in consideration of the Purchaser entering into this Agreement.

            NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:


                                1. INTERPRETATION

1.1 The Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and Schedules.

1.2 In this Agreement except where the context otherwise requires the following words and expressions shall have the following meanings:

"BVI"                         the British Virgin Islands;

"COMPLETION"                  completion of the sale and purchase of the Sale
                              Shares in accordance with Clause 5 of this Agreement;

"COMPLETION DATE"             __________________________, on or before 6 p.m.
                              (or such later date as the parties shall agree in writing);

"CONDITIONS"                  the conditions contained or referred to in Clause
                              4;

"CONSIDERATION"               the  consideration  payable for the sale and
                              purchase of the Sale Shares and the subscription of the Subscription Shares to the COMPANY pursuant to Clause 3 [as adjusted by clause 6];

"HONG KONG"                   Hong Kong Special Administrative Region of the
                              PRC;

HKD$                          Hong Kong dollars

"NET INCOME"                  means, for any period, based on the management
                              accounts of the Company, all revenues, income, earnings or cash flow of any kind or description received during such period by the Company minus all costs, expenses and taxes paid (whether income, corporate, sales or otherwise to the relevant tax authorities) paid or incurred during such period by the Company in the ordinary course of its business, together with amounts used to replenish and fund the reserves (if any) in accordance with the US GAAP; For the avoidance of doubt, whether (i) the costs in the amount of HK$2,700,000 incurred by the Company in its research and development and (ii) the debts owed by the Vendor and the fellow subsidiaries of the Company to the Company in the amount of HK$3,200,000 as at the date of this Announcement are written off in accordance with the US GAAP or not, it shall not affect the calculation of the Net Income as provided herein

"PACT SHARES"                 ordinary shares of PACT;

"PRC" the People's Republic of China, for the purpose of this agreement, excluding Hong Kong, Taiwan and the Macau of Special Administrative Region of the PRC;

"SALE SHARES" the 3,866,993 ordinary shares of HKD$1.00 each in the capital of the Company (being (24.89%) of the entire issued share capital of the Company enlarged by the allotment and issue of the Subscription Shares) such shares being beneficially owned by and registered in the name of the Vendor in the proportions inter se set out in Part I of Schedule 1;

"SUBSCRIPTION                  SHARES" the 3,900,000 new ordinary shares of
                               HKD$1.00 each in the capital of the Company
                               (being (25.11%) which together with the Sale
                               Shares, being 50% of entire issued share capital of the Company enlarged by the allotment and issue of the Subscription Shares) to be issued to the Purchaser;

THIS "AGREEMENT"              this agreement for the sale and purchase of the
                              Sale Shares and the Subscription of the
                              Subscription Shares as amended from time to time

 "US$"                        United States dollars;

"UNITED STATES"               United States of America;



1.3 Words and phrases (not otherwise defined in this Agreement) the definitions of which are contained or referred to in the Companies Ordinance shall be construed as having the meanings thereby attributed to them.

1.4 References in this Agreement to ordinances and to statutory provisions shall be construed as references to those ordinances or statutory provisions as respectively as modified (on or before the date hereof) or re-enacted (whether before or after the date hereof) from time to time and to any orders, regulations, instruments or subordinate legislation made under the relevant ordinances or provisions thereof and shall include references to any repealed ordinance or provisions thereof which has been so re-enacted (with or without modifications).

1.5 The headings are for convenience only and shall not affect the construction of this Agreement.

1.6 All representations, undertakings, warranties, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.7 Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include incorporations and firms and vice versa.

1.8 Reference to clauses, sub-clauses, paragraphs and schedules are (unless the context requires otherwise) to clauses, sub-clauses, paragraphs and schedules of this Agreement.

1.9 The expressions the "Company", the "Vendor" and the "Purchaser" shall unless the context requires otherwise shall include their successors, personal representatives and permitted assigns.

1.10        The schedules and appendices form part of this Agreement.


          2. SALE OF SHARES AND SUBSCRIPTION OF THE SUBSCRIPTION SHARES

2.1 Subject to the terms of this Agreement, the Vendor shall sell as beneficial owner and the Purchaser (relying on the representations, warranties, agreements, covenants, undertakings and indemnities hereinafter referred to) shall purchase the SALE SHARES free from all options, liens, charges, pledges, claims, agreements, encumbrances, equities and other third party rights of any nature whatsoever and together with all rights of any nature whatsoever now or hereafter attaching or accruing to it including all rights to any dividends or other distribution declared paid or made in respect of them after the date of this Agreement.

2.2 Subject to and upon the terms and conditions of this Agreement, the Purchaser shall subscribe for and the Company shall allot and issue the Subscription Shares free from all options, liens, charges, pledges, claims, agreements, encumbrances, equities and other third parties rights of any nature whatsoever subject to and upon the terms and conditions of this Agreement.

2.3 The Subscription Shares shall be allotted and issued fully paid, and shall rank pari passu in all respects among themselves and with the Shares in issue on the date of allotment and issue, including the right to receive all dividends, distributions and other payments made or to be made the record date for which falls on or after the date of such allotment and issue.


                                3. CONSIDERATION

3.1 The Consideration for the Sale Shares and Subscription Shares shall be: USD$3,500,000 , to be settled in accordance with the following provisions : The total Consideration shall be USD$3,500,000 payable in accordance with the following:
            a) USD$500,000 payable to the Company for the Subscription Shares, which shall be in cheque drawn on a bank account in Hong Kong within 90 days after the Completion as defined in Clause 5 of this Agreement, and ;
            b) USD$3,000,000 payable by delivery of PACT Shares: equivalent to 600,000 PACT Shares, payable to the Vendor for the Sale Shares.

3.2 Within 30 days of the Completion of this agreement, PURCHASER shall deliver to THE VENDOR a sum of 100,000 Restricted PACT Shares (the "Deposit Shares"), being a refundable deposit and partial payment of the purchase consideration; in addition, PACT shall deliver to the Escrow Agent (designated by the Purchaser) the sum of 500,000 PACT Shares (the "Escrow Shares"), to be held under the terms of an escrow agreement to be entered into with the Escrow Agent, being the remaining payment of the purchase consideration;

3.3         In the event that :-
            (a) the conditions set out in Clause 5 shall not have been fulfilled by the Completion Date or such other date as the parties hereto may agree in writing; or

            (b) the transaction is not completed for any reason by _____________________; the Escrow Agreement shall provide that the Escrow Shares shall be returned to the Purchaser within ten (10) days following the date on which the Purchaser rescinds this Agreement.


3.4         ESCROW ARRANGEMENT FOR CONSIDERATION SHARES

            The VENDOR hereby agrees and acknowledges that the total Consideration payable by the Purchaser is based on the VENDOR's warranty in respect of the Net Income of COMPANY as described in this section. In this regard the Vendor hereby agrees to allow the Purchaser to appoint the Escrow Agent upon the terms of the Escrow Agreement in the agreed terms to hold all the Consideration Shares to be issued in accordance with this Agreement on Completion and the VENDOR undertakes with the Purchaser that it shall not either sell, transfer, charge, encumber, grant options over or otherwise dispose of, or of any legal or beneficial interest in any of the Consideration Shares until such part of the Consideration Shares are released by the Escrow Agent to the Vendor in accordance with the following schedule:

    ----------------------------------------------------- --------------------- ---------------------------------
                                          RELEASE DATE    Accumulated Number    Release Criteria based on
                                                          of Shares to be       Accumulated Net Income
                                                          Released
    ----------------------------------------------------- --------------------- ---------------------------------
    3.4.0. Within 30 days after the Completion,           100,000 restricted    Refundable Deposit:
    PURCHASER shall deliver to the Escrow Agent the       PACT Shares           Within 30 days of after the
    100,000 (the "Deposit Shares"), being a refundable                          Completion of this
    deposit and part payment of the purchase                                    transaction, as defined in
    consideration for the VENDOR;                                               Clause 5 of this agreement.
    ----------------------------------------------------- --------------------- ---------------------------------
    3.4.1  After Q4 of 2003, within 30 days of the        200,000 restricted    COMPANY has achieved:
    Auditors certification that the auditor's review      PACT Shares           Net Income for the 12 months
    relating to COMPANY and its business is acceptable.                         ending on December 31 (Q1-Q4) of
                                                                                2003 of not less than
                                                                                USD$150,000 and the Net Income
                                                                                is retained as Retained Earning.
    ----------------------------------------------------- --------------------- ---------------------------------
    3.4.2. After Q1 of 2004, within 30 days of the        300,000 restricted    COMPANY has achieved:
    Auditors certification that the auditor's review      PACT Shares           Net Income for the 3 months
    relating to COMPANY and its business can be                                 ending on March 31 (Q1) of
    consolidated into PACT's audited accounts, balance                          2004 of not less than
    sheet and financial statements, in accordance with                          USD$200,000
    the US GAAP.
    ----------------------------------------------------- --------------------- ---------------------------------
    3.4.3. After Q2 of 2004, within 30 days of the        400,000 restricted    COMPANY has achieved:
    Auditors certification that the auditor's review      PACT Shares           Net Income for the 6 months
    relating to COMPANY and its business can be                                 ending on June 30 (Q1+Q2) of
    consolidated into PACT's audited accounts, balance                          2004 of not less than
    sheet and financial statements, in accordance with                          USD$450,000
    the US GAAP.
    ----------------------------------------------------- --------------------- ---------------------------------
    3.4.4. After Q3 of 2004, within 30 days of             500,000 restricted   COMPANY has achieved:
    the Auditors certification that the                    PACT Shares          Net Income for the 9 months
    auditor's review relating to COMPANY and its                                ending on September 30
    business can be consolidated into PACT's                                    (Q1+Q2+Q3) of 2004 of not less
    audited accounts, balance sheet and                                         than USD$700,000
    financial statements, in accordance with the
    US GAAP.
    ----------------------------------------------------- --------------------- ---------------------------------
    3.4.5. After Q4 of 2004, within 30 days of             600,000 restricted   COMPANY has achieved:
    the Auditors certification that the                    PACT Shares          Net Income for the 12 months
    auditor's review relating to COMPANY and its                                ending on December 31
    business can be consolidated into PACT's                                    (Q1+Q2+Q3+Q4) of 2004 of not
    audited accounts, balance sheet and                                         less than USD$1,000,000
    financial statements, in accordance with the
    US GAAP.
    ----------------------------------------------------- --------------------- ---------------------------------
    Total Number of PACT Shares to be released from       600,000 restricted
    the Escrow                                            PACT Shares
    ----------------------------------------------------- --------------------- ---------------------------------

            Purchaser agrees that on the relevant release date (as referred to in the above schedule) the Vendor will collect the relevant portion of the Consideration Shares from the Escrow Agent (if the Release Criteria has been met). For the avoidance of doubt, the Purchaser agrees to procure the Auditors to Complete their certificates within [30] days after the expiry of the relevant quarter as set out in
            3.4.0 to 3.4.5.

3.5.        NET INCOME WARRANTY BY THE VENDOR, BONUS SHARES, AND PENALTY

3.5.1       The Vendor warrants, represents and undertakes that:
            (i) the total Net Income of COMPANY for the period from 1st January 2004 to 31st December 2004 ("First Fiscal Year") will not be less than USD$1,000,000.
            (ii) the total Net Income of COMPANY for the period from 1st January 2005 to 31st December 2005 ("First Fiscal Year") will not be less than USD$1,000,000.

3.5.2 BONUS SHARES (EARNOUT) FOR ACHIEVING NET INCOME EXCEEDING THE USD$1,000,000 PROFIT GUARANTEE FOR FISCAL YEAR 2004 AND 2005

3.5.3 BONUS SHARES (EARNOUT) FOR ACHIEVING NET INCOME EXCEEDING THE USD$1,000,000 PROFIT GUARANTEE FOR FISCAL YEAR 2004:

            Subject to Completion having occurred and the terms of this Agreement, after the Fiscal Year 2004, within 30 days of the Auditors certification that the Net Income exceeding the US$1,000,000 profit guarantee as provided in Clause 3.5.1 and the audited financial statements relating to COMPANY and its business can be consolidated into PACT's audited accounts, balance sheet and financial statements, in accordance with the US GAAP., the Vendor shall be entitled to subscribe for and be issued and allotted the following number of Bonus Shares at par value based on the Net Income of the Company, according to the following formula: Number of Bonus Shares to be issued for Fiscal Year 2004 = ( Net Income Amount in USD$ for Fiscal Year 2004 in excess of USD$1,000,000) x 50% / (30-Day Volume Weighted Average Price of the common stock of PACT)

3.5.3(a) The Purchaser agrees to procure the Auditors to complete their certification within [60] days after the expiry of the Fiscal year 2004.

3.5.4 BONUS SHARES (EARNOUT) FOR ACHIEVING NET INCOME EXCEEDING THE USD$1,000,000 PROFIT GUARANTEE FOR FISCAL YEAR 2005:

            Subject to Completion having occurred and the terms of this Agreement, after the Fiscal Year 2005, within 30 days of the Auditors certification that the Net Income exceeding the US$1,000,000 profit guarantee as provided in Clause 3.5.1 and the audited financial statements relating to COMPANY and its business can be consolidated into PACT's audited accounts, balance sheet and financial statements, in accordance with the US GAAP, the Vendor shall be entitled to subscribe for and be issued and allotted the following number of Bonus Shares at par value based on the Net Income of the Company, according to the following formula: Number of Bonus Shares to be issued for Fiscal Year 2005 = ( Net Income Amount in USD$ for Fiscal Year 2005 in excess of USD$1,000,000) x 50% / (30-Day Volume Weighted Average Price of the common stock of PACT)

3.5.4(a) The Purchaser agrees to procure the Auditors to complete their certification within [60] days after the expiry of Fiscal Year 2005.


3.5.5. THE FOLLOWING IS THE DETAILED FORMULA FOR CALCULATING THE NUMBER OF BONUS SHARES TO BE ISSUED:

            Number of Bonus Shares to be issued for Fiscal Year = ( Actual Audited Net Income Amount in USD$ for Fiscal Year - USD$1,000,000) x 50% / ( 30-Day Volume Weighted Average Price of the common stock of PACT beginning from the 15th trading day prior to the announcement of the Annual Financial Results for the Fiscal Year to the 15th trading day after the announcement )

3.5.6a. MAXIMUM BONUS SHARES FOR 2004 = 300,000 NEWLY ISSUED RESTRICTED PACT SHARES * The Number of Bonus Shares for 2004 must not exceed 300,000 shares of the common stock of PACT

3.5.6b. MAXIMUM BONUS SHARES FOR 2005 = 300,000 NEWLY ISSUED RESTRICTED PACT SHARES * The Number of Bonus Shares for 2005 must not exceed 300,000 shares of the common stock of PACT

3.5.7. Upon the Vendor being entitled to subscribe for the relevant number of Bonus Shares pursuant to the above formula and payment of the par value on each Bonus Share to PACT, the Purchaser shall procure PACT to issue the relevant number of Bonus Shares to the Vendor within 30 days of the Announcement of the Annual Result.

3.5.8. PENALTY IN CASE OF SHORTFALL OF NET INCOME BELOW USD$1,000,000 FOR FISCAL YEAR 2004: In the event that COMPANY produces only a portion of the annual Net Income warranted by VENDOR at the end of 2004, then VENDOR shall return to PURCHASER the number of PACT shares equivalent to the dollar amount of the shortfall of the Net Income divided by US$5.00 (the original per share price of the PACT stock at the closing) .

3.5.9. PENALTY IN CASE OF SHORTFALL OF NET INCOME BELOW USD$1,000,000 FOR FISCAL YEAR 2005: In the event that COMPANY produces only a portion of the annual Net Income warranted by VENDOR at the end of 2005, then VENDOR shall return to PURCHASER the number of PACT shares equivalent to the dollar amount of the shortfall of the Net Income divided by US$5.00 (the original per share price of the PACT stock at the closing) .

3.6. In case of any stock split or reverse stock split by PACT, the number of PACT shares to be issued, awarded, or returned will be adjusted according to the stock split ratio.

3.7. Option Agreement for the Purchaser to Maintain 50% Ownership: All parties hereby agree that upon Completion, the Company shall immediately grant an option or warrant to the Purchaser to purchase additional shares at the same price and consideration as in Clause
            3.1 of this Agreement, in order for the Purchaser to maintain a 50% ownership in the Company in the event of any share dilution. Such option or warrant shall be immediately exercisable upon any share dilution caused by any new issuance of shares by the Company for the purpose of fund raising, private placement, public offering, or other corporate activity, within two years after the Completion.


                                  4. CONDITIONS

4.1         This Agreement is conditional upon:

            4.1.3 the Purchaser being satisfied with the results of a legal and financial due diligence review to be conducted by it on the Company;

            4.1.4 if required, the relevant stock exchange, government and securities authority and regulator in the United States granting listing of the PACT Shares to be issued herein;

            4.1.5 if required, a resolution at a meeting of the Directors of PACT approving this Agreement, the purchase of the Sale Shares and the Subscription of the Subscription Shares, creating and giving authority for the issue of the Consideration Shares, the implementation of the transactions contemplated hereunder and all other matters incidental hereto in accordance with the provisions of PACT's articles of association and bye-laws and such rules, regulations and laws in force from time to time in the United States and which apply to PACT;

            4.1.6 if required, the shareholders of PACT at a meeting of shareholders approving this Agreement, the purchase of the Sale Shares and the Subscription of the Subscription Shares, creating and giving authority for the issue of the Consideration Shares, the implementation of the transactions contemplated hereunder and all other matters incidental hereto in accordance with the provisions of PACT's articles of association and bye-laws and such rules, regulations and laws in force from time to time in the United States and which apply to PACT;

            4.1.7 all amounts outstanding to the VENDOR by the Company have been either repaid to the COMPANY or otherwise waived; and

            4.1.8 the Purchaser being satisfied that the accounts of the company can be consolidated into PACT's pro-forma audited accounts, balance sheet and financial statement in accordance with the US GAAP.

4.2 The VENDOR and the Company undertake to disclose in writing to the Purchaser anything which will or may prevent any of the conditions from being satisfied at or prior to Completion, as applicable, immediately upon the VENDOR and/or the Company becoming aware of such a situation.

4.3 From the date of this Agreement until Completion, except for the transactions described herein or otherwise with the prior written consent of the Purchaser :

            (a) The VENDOR and Warrantors warrant and undertake that they will cause the Company to :

                        (i) conduct its business in the ordinary course and consistent with past practices;

                      (ii) use its best efforts to maintain in full force and effect the existence of the Company;

                      (iii) timely prepare and file any financial reports and franchise tax returns and pay all taxes and assessments, if any, required to maintain the existence of the Company;

                      (iv) keep records in which true and correct entries will be made of all material transactions by and with the Company;

                      (v) duly observe all material requirements of governmental authorities unless contested in good faith by appropriate proceedings with the consent of the Purchaser;

                      (vi) pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company unless contested in good faith by appropriate proceedings with the consent of the Purchaser;

                      (vii) at all times comply with the provisions of all contracts, agreements and leases to which the Company is a party, unless contested in good faith by appropriate proceedings with the consent of the Purchaser; and

                      (viii) to procure that the employees of the Company at the date of this Agreement remain and continue as employees after Completion;

            (b) The VENDOR and Warrantors warrant and undertake to cause the Company not to, unless with the consent from the
                        Purchaser:

                      (i) modify its [Memorandum or Articles of Association] [By-Laws];

                      (ii)    cause or permit its liquidation or dissolution;

                      (iii) institute, or permit to be instituted against it, any proceeding, which remains undismissed for a period of [30] days after the filing thereof, seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order or relief or the appointment of receiver, trustee or other similar official for it or for any substantial part of its property;

                      (iv) make a general assignment for the benefit of its creditors;

                      (v) except as agreed in this Agreement, declare or pay any dividend or make any distribution to any of its shareholders;

                      (vi) issue, redeem, sell or dispose of, or create any obligation to issue, redeem, sell or dispose of, any shares of its capital stock (whether authorized but unissued or held in treasury);

                      (vii) effect any stock split, reclassification or combination;

                      (viii) modify its agreements and other obligations with respect to its long-term indebtedness, including but not limited to its loan agreements, indentures, mortgages, debentures, notes and security agreements;

4.4 Until Completion, the VENDOR and the Company shall procure that the Purchaser, its agents and representatives are given reasonable access to such documents relating to the Company , as the Purchaser shall reasonably request for the purpose of conducting its due diligence under this Agreement.

4.5 The VENDOR warrants, represents and undertakes that there shall have been no material adverse change in the assets or the business, prospects, financial condition or results of operations of the Company .

4.6 The Purchaser shall be entitled to rescind this Agreement by notice in writing to the VENDOR and the Company if prior to Completion that any of the Warranties is not or was not true and accurate in any material respects or if any act or event occurs which, had it occurred on or before the date of this Agreement, would have constituted a breach of any of the Warranties or if there is any material non fulfillment of any of the Warranties which (being capable of remedy) is not remedied prior to Completion.


                                  5. COMPLETION

5.1 Subject to the terms of this Agreement, Completion shall take place pursuant to this clause at the offices of the Purchaser's Legal Counsel on the Completion Date.

5.2         Upon Completion the VENDOR and the Company shall deliver to the
            Purchaser:

                      (i) duly completed and signed transfers of the Sale Shares by the registered holders thereof in favor of the Purchaser or as it may direct together with the relative bought/sold notes and share certificates;

                      (ii) duly completed, executed and validly issued share certificates of the Sale Shares and the Subscription Shares in favor of the Purchaser or as it may direct;

                      (iii) certified true copies of the minutes of COMPANY's board of directors approving this Agreement and all matters herein contemplated among other matters, the transfer of the Sale Shares and the allotment and issue of the Subscription Shares.

5.3         Upon Completion, the Purchaser shall deliver to the Vendor:

                      (i) a copy of resolutions of the board of directors of the Purchaser approving this Agreement and other documents necessary for the purpose of effecting this transaction and authorizing a person or persons to execute the same (with seal, where appropriate) for and on its behalf.

                      (ii) an application letter duly signed by the Purchaser for the Subscription of the Subscription Share.

                      (iii) a cheque drawn on a bank account in Hong Kong for USD$500,000 and made payable to the Company


                 6. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.1 The Company, the VENDOR and the WARRANTORS jointly and severally, represents, warrants and undertakes to the Purchaser (to the intent that the provisions of this clause shall continue to have full force and effect notwithstanding completion) that :

            6.1.1 each of the Warranties is true and accurate in all material respects and not misleading at the date of this Agreement and will continue to be true and accurate in all material respects and not misleading up to and including the Completion Date;

            6.1.2 the Company and the VENDOR have and will have full power and authority to enter into and perform this Agreement which constitute or when executed will constitute binding obligations on them in accordance with their respective terms;

            6.1.3 the Sale Shares and the Subscription Shares will constitute 50% of the entire issued capital of the Company enlarged by the allotment and issue of the Subscription Shares;

            6.1.4 there have been no options, warrants, pledges, bonds or any instrument or agreement of the like whatsoever granted to any third party by any of the VENDOR or, the Company in favor of any third party in respect of any shares in the Company ;

            6.1.5 there is and at Completion will be no pledge, lien or other encumbrance on, over or affecting the Sale Shares and there is and at Completion will be no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

            6.1.6 the VENDOR will be entitled to transfer the full legal and beneficial ownership of the Sale Shares to the Purchaser on the terms of this Agreement without the consent of any third party; and

            6.1.7 the Company is duly incorporated and validly existing in its relevant jurisdiction of incorporation.


                                 7. RESTRICTIONS

7.1 The Vendors and the Warrantors undertakes to the Purchaser that they shall not without the prior written consent of the Purchaser for a period of 2 YEARS after Completion either solely or jointly with or on behalf of any other person, firm, company, trust or otherwise whether as director, shareholder, employee, partner, agent or otherwise:

            (a) carry on or be engaged or interested directly or indirectly in any capacity (except as the owner of shares or securities listed or dealt in on a stock exchange in [Hong Kong] or elsewhere held by way of investment only) in any business which shall be in competition within [Hong Kong and PRC] with the Company or its subsidiaries in the carrying on the business of call center operation, training, management and consulting services, telemarketing services, call center and CRM related software system design and development;

            (b) solicit or entice or endeavor to solicit or entice away from the Company or its subsidiaries any employee, officer, manager, consultant (including employees who are directors) of the Company or its subsidiaries or any persons whose services are otherwise made available to the Company or its subsidiaries;

            (c) deal with, canvass, solicit or approach or cause to be dealt with, canvassed or solicited or approached for business in respect of any trade or business carried on or service provided by the Company or its subsidiaries any person, firm or company who at Completion or within two years prior to Completion was a customer, supplier, client, representative, agent of or in the habit of dealing under contract with the Company or the Subsidiaries;

7.2 The Vendors and the Warrantors further undertake to the Purchaser that:

            (a) they will not at any time hereafter make use of or disclose or divulge to any person other than to officers or employees of the Company whose province it is to know the same any information relating to the Company or the subsidiaries other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction;

            (b) they will not at any time hereafter in relation to any trade, business or company use a name, or internet domain name including the word [or symbol, or logo design] ["EPROTEL", [or its Chinese equivalents or any similar word [or symbol] in such a way as to be capable of or likely to be confused with the name of the Company [or any subsidiary] and shall use all reasonable endeavors to procure that no such name shall be used by any person, firm or company with which [it is/they are] connected;

            (c) they will procure that its subsidiaries, holding company and any other affiliated companies and its employees will observe the restrictions contained in this Clause 7;

            (d) they shall not do anything which might prejudice the goodwill of the Company or its subsidiaries.

7.3 Each and every obligation under this clause shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this clause and any such deletion shall not affect the enforceability of all such parts of this clause as remain not so deleted.

7.4 The restrictions contained in this clause 7 are considered reasonable by the parties but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted or the area of operation or the period of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

7.5         Nothing in this Clause 7 shall apply to:

            (a) the continuing involvement or any involvement by any of Vendor or Warrantors in any business in which he is on the date of this Agreement directly or indirectly interested; or

            (b) the direct or indirect holding of any securities listed on a recognized stock exchange where the total voting rights exercisable at general meetings of the company concerned as represented by such holding do not exceed 10 per cent of the total voting rights attaching to the securities of the same class as that held by the Vendor or a Warrantor;

            (c) the holding by the Vendor or a Warrantor of any securities of any member of the Group; or

            (d) the use or disclosure of any information in the public domain (otherwise than in consequence of any breach by any of the Vendor or Warrantors of any provisions of this Agreement).


8.          RIGHT OF FIRST REFUSAL

8.1 Before any shares in the Company may be sold or otherwise transferred or disposed of by any of the Shareholders of the Company ("Selling Shareholder"), the other shareholder of the Company (the "Purchaser") shall have a right of first refusal ("Right of First Refusal") to purchase such shares ("Offered Securities") in accordance with Clauses (8.2 ) and (8.3) below.

8.2 Before the transfer or disposal of any Offered Securities, the Selling Shareholder shall deliver to the Purchaser and the Company a written notice ("Transfer Notice") stating :-

            (a) the Selling Shareholder's intention to sell or otherwise dispose of such Offered Securities;
            (b) the name of each proposed purchaser or other transferee (a "Proposed Transferee");
            (c) the number of Offered Securities to be transferred to each Proposed Transferee; and
            (d) the cash price and/or other consideration for which the Selling Shareholder proposes to transfer the Offered Securities to the Proposed Transferee ("OFFERED PRICE").

           The Transfer Notice shall certify that the Selling Shareholder has received a firm offer from the Proposed Transferee(s) and in good faith believes a binding agreement for the Disposal is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed disposal. The Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder to sell the Offered Securities to the Purchaser.

8.3 The Purchaser shall have a right, upon notice to the Selling Shareholder at any time within 15 calendar days after receipt of the Transfer Notice, to purchase all, any or a portion of such Offered Securities at (a) such price per share of the Offered Securities as
            (i) determined by an independent international appraiser experienced in the valuation of such shares and business of the Company as chosen by the Purchaser or (ii) the Offered Price, which ever shall be lower ("Purchaser Offer Price"); and (b) upon the same terms (or as similar as reasonably possible), upon which the Selling Shareholder is proposing or is to dispose of such Offered Securities, save the sale/purchase price shall be the Purchaser Offer Price, and the Selling Shareholder shall, upon receipt of the notice of purchase from the Purchaser, sell such Offered Securities to the Purchaser pursuant to such terms, with such closing to take place within 45 calendar days after delivery of the Transfer Notice ("Purchase Right Period").

8.4 IF ANY OF THE OFFERED SECURITIES PROPOSED IN THE TRANSFER NOTICE TO BE TRANSFERRED ARE NOT PURCHASED BY THE PURCHASER, THEN AFTER EXPIRY OF THE PURCHASE RIGHT PERIOD, THE SELLING SHAREHOLDER MAY SELL OR OTHERWISE TRANSFER OR DISPOSE OF SUCH OFFERED SECURITIES WHICH HAVE NOT BEEN PURCHASED BY THE PURCHASER AT THE OFFERED PRICE OR AT A HIGHER PRICE, PROVIDED THAT SUCH SALE OR OTHER TRANSFER SHALL BE COMPLETED AND CONSUMMATED WITHIN 45 DAYS AFTER THE EXPIRY OF PURCHASE RIGHT PERIOD, AND PROVIDED FURTHER THAT THE PROPOSED TRANSFEREE AGREES IN WRITING THAT THE PROVISIONS OF THIS AGREEMENT AND ANY SHAREHOLDER'S AGREEMENT BETWEEN THE PURCHASER AND THE VENDOR REGULATING THEIR RESPECTIVE RIGHTS WITHIN THE COMPANY (IF ANY) SHALL CONTINUE TO APPLY TO THE OFFERED SECURITIES THAT ARE TRANSFERRED TO THE PROPOSED TRANSFEREE. IF THE OFFERED SECURITIES DESCRIBED IN THE TRANSFER NOTICE ARE NOT TRANSFERRED TO THE PROPOSED TRANSFEREE WITHIN SUCH 45 DAY PERIOD, SUCH SELLING SHAREHOLDER WILL NOT TRANSFER OR DISPOSE OF ANY OFFERED SECURITIES UNLESS SUCH SECURITIES ARE FIRST RE-OFFERED TO THE PURCHASER IN ACCORDANCE WITH CLAUSES (8.2) AND (8.3) ABOVE.

Notwithstanding the procedures set forth above, if one Party wishes to transfer its ownership shares to its affiliate, the other Party shall promptly give consent to such proposed transfer and waive the right of first refusal. "Affiliate" shall mean any company which, through ownership of voting stock or otherwise, is controlled by, under common control with, or in control of, a Party; "control" shall mean ownership, directly or indirectly, of more than fifty percent (50%) of the securities having the right to vote for the election of directors in the case of a corporation, and more than fifty percent (50%) of the beneficial interests in the capital in the case of a business entity other than a corporation.


                9. BOARD OF DIRECTORS, OPERATION AND MANAGEMENT

9.1 The board of directors of the Company shall be the highest authority of the Company and shall determine all major issues of the Company.

9.2 The board of directors of the Company shall be nominated by the shareholders and composed of SEVEN (7) directors, 4 directors to be nominated by Purchaser and 3 directors to be nominated by the Vendor.

9.3 The board of directors shall meet at least once every quarter. A Board meeting may be called by any director.

9.4 The Company shall establish an operation and management structure to be responsible for the daily operation and management of the Company. The Company officers shall include one (1) General Manager, one (1) Vice General Manager, and one Chief Financial Officer.

9.5 The task of the General Manager shall be to carry out the various resolutions of the board of directors of the Company and organize and direct the daily operation and management of the Company. The operation and management structure may consist of certain departments, the managers for which shall be responsible for the work of the relevant departments, handle matters delegated by the General Manager and the Vice General Manager, and report to the General Manager and the Vice General Manager.

9.6 In the event of graft or serious dereliction of duty, the General Manager and the Vice General Manager may be removed and replaced by the board of directors of the Company with a resolution at any time.


                                  10. INDEMNITY

The VENDOR and the WARRANTORS will indemnify and will keep indemnified and save harmless the Purchaser (for itself and as trustee for the Company from and against any and all losses, claims, damages (including lost profits, consequential damages, interest, penalties, fines and monetary sanctions) liabilities and costs incurred or suffered by the Purchaser by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any Warranties or covenants or the inaccuracy of any representation of the VENDOR or the WARRANTORS contained or referred to in this Agreement or in any agreement, instrument or document delivered by or on behalf of the VENDOR or the WARRANTORS in connection therewith including, but not limited to, any dimunition in the value of the assets of and any payment made or required to be made by the Purchaser or the Company or its subsidiary and any costs and expenses reasonably incurred as a result of such breach provided that the indemnity contained in this clause 10 shall be without prejudice to any other rights and remedies available to the Purchaser;

                                    11. COSTS

The Company shall pay for all the due diligence costs, not exceeding HKD$90,000, including auditing and valuation appraisal costs, fairness opinion letter, legal costs, and expenses and other incidental costs and disbursements in relation to the negotiations leading up to the purchase of the Sale Shares and to the preparation, execution and carrying into effect of this Agreement. The costs exceeding the amount of HK$90,000 shall be borne equally by the Vendor and the Purchaser.

                             12. COMPLETE AGREEMENT

This Agreement represents the entire and complete agreement between the parties in relation to the subject matter hereof and supersedes any previous agreement whether written or oral in relation thereto. No variations to this Agreement shall be effective unless made or confirmed in writing and signed by all the parties hereto.


                                13. SEVERABILITY

In the event that any provision of this Agreement is held to be unenforceable, illegal or invalid by any court of competent jurisdiction, the validity, legality or enforceability of the remaining provisions shall not be affected nor shall any subsequent application of such provisions be affected. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

                                14. COUNTERPARTS

This Agreement may be executed in counterparts with the same force and effect as if executed on a single document and all such counterparts shall constitute one and the same instrument.


                                   15. NOTICES

Any notice required to be given under this Agreement shall be sufficiently given if delivered in person, forwarded by registered post or sent by overnight international couriers or facsimile transmission to the relevant party at its address, or fax number set out below (or such other address as the addressee has by five days prior written notice specified to the other parties) :

To the Purchaser      :
Tony Tong, Chairman & CEO
PacificNet Communications Limited
Room 2710, Hong Kong Plaza, 188 Connaught Road West, Hong Kong.
Tel: +852-28762900
Fax: +852-28590900

To the COMPANY        :
Attn:  Mr. WONG Wai Hon (Telly), Managing Director
EPRO TELECOM HOLDINGS LIMITED
601-603 New Bright Building, 11 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong
Kong.

To the VENDOR:
Attn:  Mr. WONG Wai Hon (Telly), Managing Director
Emil International (Holdings) Limited
601-603 New Bright Building, 11 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong
Kong.

To the WARRANTORS     :
WONG Wai Hon (Telly), LING Chiu Yum (Vincent), WONG Kee Sze (Peter), CHANG Men Yee (Carol) 601-603 New Bright Building, 11 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong

                           16. SETTLEMENT OF DISPUTES

16.1 The formation of this Agreement and its Appendices and related agreements, and the validity, interpretation, performance and settlement of disputes thereof shall be governed by the laws of the Hong Kong SAR.

16.2 Any disputes arising out of or in connection with this Agreement shall be resolved through friendly consultations by the Parties; if no agreement can be reached through consultations within thirty (30) days after the occurrence of such dispute, either Party shall have the right to submit such dispute to the International Economic and Trade Arbitration Commission Hong Kong Branch for arbitration in Hong Kong in accordance with its procedures of arbitration. The arbitral award shall be final and binding upon both Parties.


                       17. GOVERNING LAW AND JURISDICTION

17.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

17.2 The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.


                    18. SUBJECT TO BOARD OF DIRECTOR APPROVAL

The parties hereby agree that this Agreement is subject to the approval of the Board of Directors of each party which must be completed within 5 days of the signing of this agreement.

            IN WITNESS WHEREOF, each of the Purchaser, the Company, the Vendor, and the WARRANTORS has duly executed, or has caused to be duly executed by their respective officers thereunto duly authorized, this Agreement as of the date first written above.


THE PURCHASER:  PACIFICNET COMMUNICATIONS LIMITED

By: /s/ Tony Tong
      ------------------------------------
Name: Tony Tong,  Title: Chairman and CEO


THE COMPANY:  EPRO TELECOM HOLDINGS LIMITED

By: /s/  WONG WAI HON (TELLY)
      ------------------------------------
Name: WONG WAI HON (TELLY),  Title: Managing Director


THE VENDOR:  EMIL INTERNATIONAL (HOLDINGS) LIMITED

WONG Wai Hon (Telly) :  /s/ Wong Wai Hon, Managing Director
LING Chiu Yum (Vincent) :  /s/ Ling Chiu Yum, Director
WONG Kee Sze (Peter) :  /s/ Wong Kee Sze, Director
CHANG Men Yee (Carol) :  /s/ Chang Men Yee, Director


THE WARRANTORS:

WONG Wai Hon (Telly) :  /s/ Wong Wai Hon
LING Chiu Yum (Vincent) :  /s/ Ling Chiu Yum
WONG Kee Sze (Peter) :  /s/ Wong Kee Sze
CHANG Men Yee (Carol) :  /s/ Chang Men Yee

SCHEDULE 1

PART I
THE COMPANY, VENDOR, AND SHARES

Company Name:  EPRO TELECOM HOLDINGS LIMITED
(1)                                         (2)

NAME OF SHAREHOLDER                         NUMBER OF SHARES HELD BY THE SHAREHOLDER
-------------------                         ----------------------------------------
Emil International (Holdings) Limited                11,633,986 (100%)


      SHAREHOLDING STRUCTURE OF EMIL                 NUMBER OF SHARES (%)
      ------------------------------                 --------------------
      MERRY SILVER LIMITED                              6,891,866 (53.9%)
      WONG WAI HON TELLY                                2,280,000 (17.9%)
      PACIGLORY LIMITED                                 2,184,307 (17.1%)
      TOP KENT INVESTMENT LIMITED                          646,063 (5.1%)
      WONG KEE SZE PETER                                   476,856 (3.8%)
      CHANG MEN YEE CAROL                                  153,824 (1.2%)
      TING YEE MEI                                         130,000 (1.0%)

PART II
        THE SUBSCRIPTION SHARES
NUMBER OF THE SUBSCRIPTION SHARES:                   3,900,000
------------------------------------

SCHEDULE 2
PART I
        THE COMPANY
                                     THE COMPANY GROUP CHART
                                     SHAREHOLDING STRUCTURE
                               LIST OF SUBSIDIARIES AND AFFILIATES


NAME                            :    EPRO TELECOM HOLDINGS LIMITED

INCORPORATED IN                 :    Hong Kong SAR

AUTHORIZED SHARE CAPITAL        :    12,000,000

NO. ISSUED SHARES               :    11,633,986
NOMINAL SHARE VALUE             :    HK$1.00
ISSUED SHARE CAPITAL            :    HK$11,633,986

REGISTERED OFFICE               :    Room 601-3, 6/F, New Bright Building, 11
                                     Sheung Yuet Road, Kowloon Bay, Kowloon,
                                     Hong Kong

BENEFICIAL SHAREHOLDERS         :    Emil International (Holdings) Limited

REGISTERED SHAREHOLDERS         :    Emil International (Holdings) Limited

DIRECTORS                       :    Mr. WONG Wai Hon (Telly)
                                     Mr. LING Chiu Yum (Vincent)
                                     Mr. WONG Kee Sze (Peter)
                                     Ms. CHANG Men Yee (Carol)

SECRETARY                       :    Mr. WONG Kee Sze (Peter)

                                    EXHIBIT 2
                           PARTICULARS OF THE COMPANY
                             THE COMPANY GROUP CHART
                       LIST OF SUBSIDIARIES AND AFFILIATES


NAME                                :   Epro Telecom Holdings Limited

COMPANY REGISTRATION NO.            :   CR-288081

REGISTERED OFFICE                   :   Room 601-3, 6/F, New Bright Building,
                                        11 Sheung Yuet Road, Kowloon Bay,
                                        Kowloon, Hong Kong

DATE AND PLACE OF INCORPORATION     :   Hong Kong

AUTHORISED CAPITAL                  :   HK$12,000,000

ISSUED CAPITAL                      :   HK$11,633,986 divided into 11,633,986
                                        ordinary shares of par value of HK$ 1
                                        each.



LIST OF SUBSIDIARIES AND AFFILIATES
-----------------------------------

     Epro Telecom Services Limited
     Paging Services Inc.
     Epro Marketing Limited
     Interactive Business Services Limited
     Brightfair Technology Limited
     Epro Overseas Limited
     Shenzhen Eprotone Technology Development Co. Ltd.

                                    EXHIBIT 3
                            CUSTOMER LIST THE COMPANY

EPRO TELECOM:  CURRENT CLIENT LIST
1       The Dairy Farm Company Limited - Wellcome Supermarket
2       Hong Kong CSL Limited
3       SmarTone Mobile Communications Limited
4       PCCW-HKT Limited
5       New World Telecommunications Limited
6       SONY Corporation of Hong Kong Limited
7       Citi Fubon Life Insurance Co. H.K. Ltd.
8       Zurich Financial Services Group
9       Hongkong Post
10      SysTech Telecom Limited
11      SUNDAY Communications Limited
12      Sime Darby Motor Services Limited
13      Tandberg Television Limited
14      Telecom Innovation Limited
15      TeleDirect
16      Twin World Investment
17      Vinci Park Services HK Limited
18      Watsons Water
19      Wharf New T&T Hong Kong Limited
20      NDS Asia Pacific Limited
21      Linguaphone Hong Kong Limited
22      IPS Employee Assistance
23      Global Call Limited
24      Dao Heng Insurance Co. Limited
25      CommuniLink Internet Services Limited
26      CGU International Insurance plc
27      Samsung Mpeon Asia Co. Ltd
28      Hong Kong Housing Authority
29      Hutchison Telecom, Hutchison Whampoa Limited
30      Dun & Bratstreet
31      Coca-Cola
32      Swire Group
33      China Unicom
34      China Telecom
35      China Post
36      Shenzhen Development Bank Co. Ltd.
37      Shenda Communication Co. Ltd

EPRO TELECOM:  CLIENTS SERVED BY EPRO RECENTLY
1       Hutchison Telecommunications (HK) Ltd.
2       New World PCS Limited
3       Peoples Telephone Company Limited
4       Singapore Telecom
5       British Telecom
6       CLP Telecom
7       Compaq Computer Limited
8       Citic Ka Wah Bank
9       New York Life Insurance
10      MTR
11      i100 Limited
12      Pricerite Stores Limited
13      DoubleClick International
14      Hong Kong Productivity Council
15      JC Decaux Pearl & Dean
16      TVB Company Limited
17      Logistics Information Network Enterprise

                                    EXHIBIT 4

                 LIST OF INTELLECTUAL PROPERTIES OF THE COMPANY

Epro Telecom Holdings Ltd. (www.EproTel.com.hk) is a leading provider of outsourced call center, telemarketing, CRM, SMS, and other value-added telecom services (VAS), interactive voice response (IVR) services in Greater China. Epro Telecom's products and services include: Call Center agent performance management and reporting software, WISE-xb Contact Center System and Automatic Call Distribution (ACD) System, Interactive Voice Response (IVR), Voice Portal, voice recording, voice mail messaging and conference systems, SMS, MMS, and other mobile value added services. Epro Telecom has approximately 400 staff and is headquartered in Hong Kong with office in Shenzhen.

SERVICES, PRODUCTS AND INTELLECTUAL PROPERTIES OF EPRO TELECOM:

Outsourced call center, telemarketing, CRM, SMS, and other value-added telecom services (VAS), interactive voice response (IVR) systems
Call Center agent performance management and reporting software,
WISE-xb Contact Center System
Automatic Call Distribution (ACD) System,
voice recording, voice mail messaging and conference systems,
SMS, MMS, and other mobile value added services.
Company Name, Logos:
Company Web Site:    www.EPROTEL.com.hk

FUNCTIONS OF WISE-XB

WISE-xb has the following functions:
Intelligent Routing
  ACD and PBX
  WISE-xb Email
  WISE-xb IVR
  WISE-xb Voice Mail
  WISE-xb Messaging
  WISE-xb Conference
  WISE-xb Recording
  WISE-xb Coaching and Supervising
  WISE-xb Reporting
  WISE-xb Interface

Intelligent Routing
WISE-xb has a single robust routing engine with the most comprehensive and flexible routing capabilities including a single multi-media queue for all contact types, powerful skills based routing across all contact types, real-time supervision, and dynamic resource management.

ACD and PBX
WISE-xb comes complete with a rich set of telephony features, telephony grade reliability, comprehensive ACD and PBX capabilities, multi-featured phones, PC phones and networking interfaces.

WISE-xb Email
WISE-xb Email integrates seamlessly with WISE-xb solution offering extensive real-time and historical reporting, secured multi-domain support, dynamic routing, instant messaging and more.

WISE-xb IVR
WISE-xb IVR provides unlimited voice announcements, customized greetings, variable delay messages, and interactive, multi-level menu selections. Unique features includes call forwarding, voice play back, recording, fax on demand, voice to email, external database integration, and third party application launching.

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WISE-xb Voice Mail
WISE-xb Voice Mail gives callers the option of leaving a voice message instead of waiting in queue. Voice messages are deposited into a group mailbox that is accessible by agent to select, review and respond.

WISE-xb Messaging
WISE-xb Messaging unifies messages from all of the various media types into a single queue, enable users to view voice, fax, and e-mail messages anywhere, anytime from one intuitive, user-friendly interface.

WISE-xb Conference
WISE-xb supports up to 8 members in one conference call. Caller can invite other agents and customers to join the conference call at any time.

WISE-xb Recording
WISE-xb Recording allows agent and/or customer interactions to be recorded and stored for later review. WISE-xb Recording supports two distinct recording types: On-Demand Recording and Quality Assurance Recording.

WISE-xb Coaching and Supervising
Coaching & Supervising functions include Silent Monitor, Barge In and Whisper. Contact Center managers can also see the Agents' Status, Inbound Status, Outbound Status and Data Statistics on the monitoring screen.

WISE-xb Reporting
WISE-xb Reporting provides flexible standard and custom reports and displays, available in both real-time and historical formats, giving contact centers the information needed, in any form, to manage contact center efficiency, agent performance and service delivery levels.

WISE-xb Interface
WISE-xb Interfaces gives you the extensibility and integration tools necessary to customize WISE-xb solution to meet the specific needs of your organization.


EPRO TRAINING & CONSULTANCY SERVICES
Founded in 1998, Epro Call Center Training Institute (ECCTI) is dedicated to provide all-round Contact Center Management Consulting and Training services and tailor-make best-fit consulting services solutions to meet our clients' specific needs. ECCTI is able to assist our clients to upgrade their management performance by identifying contact center business strategy and setting up related service management system.

Epro Implementation Methodology

Diagnosis & Evaluation Model Development Model Implementation Gap Analysis Model Reform

To link up Epro's sound contact center management experience with clients' scalability and market potentiality, ECCTI is able to develop best-fit solutions to clients by using Epro Implementation Methodology in conducting evaluation, analysis, planning, operational, management, sales and marketing solutions, with the objective to put the contact center business on the right track.

ECCTI offers a series of professional training programs and is able to design specific training to meet client's individual needs, in particular :

  Call Center Managerial Training (M-series)
  Call Center Supervisory Training (S101 series)
  Telemarketing Management Training
    (S102 series)
  Customer Service Representative Skills Training
    (C101 series)
  Telemarketing Skills Training (C102 series)
  Outsourcing Business Representative Training
     (B-series)
  Train-the Trainer (T-series)

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                                    EXHIBIT 5

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

This Confidentiality and Non-Competition Agreement (the "Agreement") is made as of this 1st day of December 2003 ("Effective Date") by and between EPRO TELECOM HOLDINGS LIMITED. (the "Company") and ______________________________ (the
"Director"). The Company and the Director are hereinafter referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, the Director is a member of the Company's board of directors, and also a principal shareholder of most of the related entities of the Company in China (excluding the Company's subsidiaries) (collectively, the "Related Chinese Entities");

WHEREAS, both the Director and the Company expressly acknowledge and agree that the sole purpose of the Related Chinese Entities is to further the business purposes of the Company; and

WHEREAS, in light of the Director's fiduciary relationship with the Company and in consideration for the Director's agreement to enter into this Agreement with the Company, the Company has assisted and will assist in the capitalization and operation of the Related Chinese Entities.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth below, the Parties agree as follows:

I. CONFIDENTIALITY

1.1 The Director shall keep secret and shall not at any time use for Director's own or any third party's advantage, or reveal to any person, company, organization or any other entity, and shall use the Director's best endeavors to prevent the publication or disclosure of, any and all Confidential Information (as defined below).

1.2 If the Director breaches his obligation of confidentiality hereunder, the Director shall be liable to the Company for all damages (direct or consequential) incurred as a result of the Director's breach.

1.3 The restrictions in this Article I shall not apply to any disclosure or use authorized by the Company or required by law.

1.4 "Confidential Information" shall mean information relating to the business, customers, products and affairs of the Company (including without limitation, marketing information) deemed or treated confidential by the Company, or which the Director knows or ought reasonably to have known to be confidential, and trade secrets, including without limitation designs, processes, pricing policies, methods, inventions, technology, technical data, financial information and know-how relating to the business of the Company.

1.5 For purposes of Articles I and II of this Agreement, the Company shall include all subsidiaries of the Company as well as the Related Chinese Entities.

II. NON-COMPETITION

2.l The Director agrees that he shall not engage in any business directly competitive with that carried on by the Company, provided that nothing in this clause shall preclude the Director from holding or being otherwise interested in any shares or other securities of any company, any part of which is listed or dealt in on any stock exchange or recognized securities market anywhere, and the Director shall notify the Company in writing of his interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require.

2.2 In consideration of the Company's assistance in the capitalization and operation of the Related Chinese Entities, the Director hereby agrees that during the period he is a shareholder of any of the Related Chinese Entities and for a period of two (2) years following the termination of this Agreement:
(a) Director shall not approach clients, customers, suppliers or contacts of the Company or other persons or entities introduced to Director in Director's capacity as a director or shareholder of the Company for the purposes of doing business with such persons or entities and will not interfere with the business relationship between the Company and such persons and/or entities;
(b) unless expressly consented to by the Company, Director will not provide services as a director or otherwise for any competitor of the Company in China, or engage, whether as principal, partner, licensor or otherwise, in any business which is in direct or indirect competition with the business of the Company; and
(c) unless expressly consented to by the Company, Director will not seek directly or indirectly, by the offer of alternative employment or other inducement whatsoever, to solicit the services of any employee of the Company employed as at the date of termination of this Agreement, or in the year preceding such termination.

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2.3 The provisions provided in Article II shall be separate and severable and enforceable independently of each other and independent of any other provision of this Agreement. In the event that any provision of this Article II should be found to be void under applicable laws and regulations but would be valid if some part thereof were deleted or the period or area of application reduced, such provisions shall apply with such modification as may be necessary to make them valid and effective.

III. TERM.

This Agreement shall remain in full force and effect until both Parties hereto agree to terminate it in writing.

IV. MISCELLANEOUS

4.1 Binding Effect. This Agreement will be binding upon and inure to the benefit of any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, company, organization or other entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong SAR without conflicts of laws principles thereof.

4.3 Severability. In the case that any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

4.4 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all other oral and written agreements between the Company and the Director regarding the subject matter hereof. The Director acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement.

4.5 Notice. Any notice to be given under this Agreement to the Director may be served by being handed to Director personally or by being sent by recorded delivery first class post to Director at Director's usual or last known address; and any notice to be given to the Company may be served by being left at or by being sent by recorded delivery first class post to its registered office. Any notice served by post shall be deemed to have been served on the day (excluding Sundays and statutory holidays) next following the date of posting and in proving such service it shall be sufficient proof that the envelope containing the notice was properly addressed and posted as a prepaid letter by recorded delivery first class post.

4.6 Headings. The headings in this Agreement are for the convenience of the Parties hereto and shall not be deemed a substantive part of this Agreement.

4.7 Amendment. No amendment to the terms of this Agreement shall be valid unless in writing and signed by both Parties hereto.

4.8 Counterparts. This Agreement may be signed in two (2) counterparts and each counterpart shall be deemed to be an original.

IN WITNESS WHEREOF this Agreement has been executed on the date first above written.

EPRO TELECOM HOLDINGS LIMITED.

DIRECTOR NAME:__________________________

SIGNATURE: _____________________________

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